UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

_____________________________________________________________________

Date of Report (Date of earliest event reported): May 29, 2020 (May 28 2020)

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of Principal Executive Offices)	(Zip Code)

(508) 683-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	BSX PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to the February Term Loan Credit Agreement

On May 28, 2020, Boston Scientific Corporation (the “Company”) entered into the Second Amendment (the “Term Loan Amendment”) to its $1.000 billion 364-day term loan credit agreement dated as of February 27, 2020 (the “February Term Loan Credit Agreement”), by and among the Company, as borrower, the several lenders party thereto, and The Bank of Nova Scotia, as administrative agent.

Pursuant to the Term Loan Amendment, the parties amended the limitation on restricted payments to permit payment of regularly scheduled quarterly cash dividends and other limited cash payments on the Company’s recently issued 5.50% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”) and other capital stock issued by the Company, which is (or becomes) mandatorily convertible into or exchangeable for the Company’s common stock.

A copy of the Term Loan Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the Term Loan Amendment is qualified in its entirety by reference to the full text of the Term Loan Amendment.

Amendment to Revolving Credit Agreement

On May 28, 2020, the Company also entered into the Second Amendment (the “Revolver Amendment”) to its $2.750 billion credit agreement (the “Revolving Credit Agreement”), dated as of December 19, 2018, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

Pursuant to the Revolver Amendment, the parties amended the limitation on restricted payments to permit payment of regularly scheduled quarterly cash dividends and other limited cash payments on the Company’s Mandatory Convertible Preferred Stock and other capital stock issued by the Company, which is (or becomes) mandatorily convertible into or exchangeable for the Company’s common stock.

A copy of the Revolver Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the terms of the Revolver Amendment is qualified in its entirety by reference to the full text of the Revolver Amendment.

With respect to both the February Term Loan Credit Agreement (as amended) and the Revolving Credit Agreement (as amended), the Company has customary corporate and commercial banking relationships with the lenders, the syndication agents, documentation agents and the administrative agents and their affiliates.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description

10.1	Second Amendment, dated as of May 28, 2020, to February Term Loan Credit Agreement, by and among Boston Scientific Corporation, the several lenders parties thereto, and The Bank of Nova Scotia, as administrative agent.
10.2	Second Amendment, dated as of May 28, 2020, to Revolving Credit Agreement, by and among Boston Scientific Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 29, 2020	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Vance R. Brown
Vance R. Brown Vice President and Chief Corporate Counsel